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                                                                   Exhibit 10.24




                               EIGHTH AMENDMENT TO
                            MASTER SERVICES AGREEMENT

Confidential Treatment. The portions of this exhibit that have been replaced with "[*****]" have been filed separately with the Securities and Exchange Commission and are the subject of an application for confidential treatment.

         This Eighth Amendment ("Eighth Amendment") is effective as of the 1st day of April, 2002 ("Eighth Amendment Effective Date") and amends and supplements that certain Master Services Agreement, as amended (the "Agreement") dated as of the 9th day of December, 1999, by and between VALOR TELECOMMUNICATIONS ENTERPRISES, LLC (as successor to Valor Telecommunications Southwest, LLC, successor to dba Communications LLC) ("Client") and ALLTEL INFORMATION SERVICES, INC. ("ALLTEL ').

                              W I T N E S S E T H:

         WHEREAS, Client desires that ALLTEL provides access to and use of the GlinkPro software and ALLTEL is willing to provide the GlinkPro software for Client's use in accordance with the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein, the parties agree as follows:

1. The following terms and conditions applicable to Client's use of the GlinkPro software ("Glink") and those set forth in Exhibit 1 to this Eighth Amendment shall govern Client's use of Glink.

2.       The fees applicable to Client's use of Glink shall be as follows:

         2.1 On the Eighth Amendment Effective Date, Client shall pay to ALLTEL a total one-time upgrade fee of $[*****] plus applicable taxes. This Upgrade fee provides for back maintenance and upgrades to make the 350 Glink licenses held by Client as of the Eighth Amendment Effective Date current with the release of Glink generally available from the Glink vendor, Bull HN Information Systems Inc. ("Bull Systems"), as of the Eighth Amendment Effective Date.

         2.2 On the Eighth Amendment Effective Date, Client shall pay to ALLTEL a one-time license fee of $[*****] plus applicable taxes for 500 additional licenses of Glink.

         2.3 On April 1, 2002, and annually thereafter for so long as Client shall be using Glink pursuant to this Eighth Amendment, Client shall pay to ALLTEL a maintenance fee of $[*****] for the total of 850 licenses.

3.       ALLTEL reserves the right to increase the maintenance fees set forth in
         Section 2.3 annually to reflect any fee increases passed on to ALLTEL by Bull Systems.

4. All capitalized terms not otherwise defined in this Eighth Amendment shall have the same meaning set forth in the Agreement.

5. Except as herein expressly amended, the Agreement as previously amended is ratified, confirmed and remains in full force and effect.

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6.       All references to the Agreement shall mean as such Agreement is amended hereby and as may in the future be amended, restated, supplemented or modified from time to time.

7. This Eighth Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Eighth Amendment as of the Eighth Amendment Effective Date by their duly authorized representatives.

ALLTEL INFORMATION SERVICES, INC.             VALOR TELECOMMUNICATIONS
                                              ENTERPRISES, LLC

By:  /s/ John Milligan                        By:  /s/ John Butler
     ___________________________________           _____________________________

Name: John Milligan                           Name: John Butler
      __________________________________            ____________________________

Title: Director of Operations                 Title: CFO/EVP
       _________________________________             ___________________________

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                                                                Eighth Amendment
                                                                       Exhibit 1

                        GUNK LICENSE TERMS AND CONDITIONS

1. In consideration for Client's payment of license fees for 850 uses (the "Licensed Quantity") of Glink, Client shall have the right to use Glink within Client's facilities regardless of their location or method of connection (e.g. Local Area Network (LAN), Wide Area Network (WAN), modem or direct) to the host systems being accessed. Once Glink is loaded on a personal computer within Client's facilities ("Licensed System"), the personal computer is counted against the Licensed Quantity. Additional licenses beyond the Licensed Quantity are available for additional fees. Client shall also have the right to use any combination of the DOS, Windows and/or Macintosh versions of Glink provided the combined quantity does not exceed the Licensed Quantity.

2. For Glink in machine-readable form, Client may make adaptations or merge Glink into other software provided that, upon termination of the Glink license, such adaptation or merged work is completely removed from Glink. Client agrees: (1) all copies of Glink, in any form, are and remain the property of Bull Systems or its licensor; (2) Client shall not sell, transfer or otherwise make Glink available to others, shall secure and protect each copy of Glink, including erasure thereof prior to disposing of media, and shall take action with Client's employees to satisfy Client's obligations; (3) to keep Glink confidential and that this obligation survives termination of the Agreement; (4) not to reverse assemble or decompile Glink in whole or part; (5) to include copyright or trade secret notices on all copies and adaptations in any form of Glink; (6) to determine the appropriate use and limitations of Glink; and (7) that certain Bull Systems licensed software contains software from various vendors who are third party beneficiaries of the Glink license and may also enforce the license terms and conditions.

3. The Glink license is effective on its shipment date (F.O.B. point of shipment) and continues until terminated as provided in this Section 3. Client may terminate a license upon 30 days' written notice. If Client fails to comply with Client's license obligations and such failure continues for 10 days after receipt of notice from ALLTEL and/or Bull Systems, then Client's license may be terminated by ALLTEL and/or Bull Systems and Client shall return immediately any affected portion of Glink and all copies in any form. In any event, the Glink license terminates when Client ceases possession of the Licensed System, except as provided in Section 4 below. Within 5 days after (1) an installation of Glink which replaces another or (2) the termination of the Glink license, Client shall destroy the original and all copies in any form and upon request certify the destruction in writing.

4.       Client acquires no ownership, title, interest or other rights to Glink.

5. The media on which Glink is delivered is free from defects in workmanship and material under normal use for 90 days from shipment.

6. Each Licensed System can either load a copy of Glink residing on a server system or Client may load Glink directly from a copy of the Glink diskette(s), or some combination

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         thereof, up to the Licensed Quantity. Client may make one (1) backup copy of Glink for Client's own use on the Licensed System only. Glink is delivered to Client's designated representative for distribution to Client's Licensed Systems.

7. ALLTEL, BULL AND THEIR SUPPLIERS DISCLAIM ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING (WITHOUT LIMITATION) THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE NOT SPECIFIED HEREIN, RESPECTING THESE TERMS AND CONDITIONS AND THE SOFTWARE, DOCUMENTATION AND SERVICES PROVIDED.

8.       LIMITATIONS OF REMEDY.

         8.1 Neither Bull Systems, nor ALLTEL, nor Client are liable for any indirect, special or consequential damages or lost profits to anyone arising out of Client's use of Glink, media, documentation or service provided.

         8.2 Except for an action for payment of taxes, no action in any form arising out of these terms and conditions shall be instituted more than 2 years after the cause of action has arisen or in the case of nonpayment, more than 2 years from the date of last payment or promise to pay.

         8.3 Client's exclusive remedy and ALLTEL's and Bull Systems' entire liability in contract, tort or otherwise, is to (i) replace any media which does not meet the warranty in Section 5 above upon return of the media or (ii) if ALLTEL or Bull Systems is unable to deliver media free of such defects, Client may terminate the license by returning Glink, and Client's license fee payment will be refunded.

9.       GENERAL

         9.1 ALLTEL's and Bull Systems' obligations under these terms and conditions are limited to the United States. Client shall not export directly or indirectly any technical data, information or items acquired hereunder to any country for which the United States Government (OT any agency thereof) requires an export license or other approval without first obtaining such license OT approval and shall incorporate in all export shipping documents the applicable destination control statements.

         9.2 Neither ALLTEL nor Bull Systems is liable for, nor has any obligation arising from, any performance failure or delay not causes beyond its control, including, but not limited to, non-conformance to Bull Systems specification, acts of God, war, riots, fire or water damage, or other similar causes.

         9.3 The limitations of remedy and warranty exclusions set forth in these terms and conditions apply also to Bull Systems' suppliers who are intended beneficiaries of such provisions.

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         9.4      These terms and conditions are governed by Massachusetts law, are the complete and exclusive statement of the use conditions of Glink between the parties and supersedes all prior oral and written proposals and communications regarding Glink.

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